     As filed with the Securities and Exchange Commission on March 17, 1997
                                                         Registration No. 333-
------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------
                                  BARNETT INC.
               (Exact name of issuer as specified in its charter)

   Delaware                                                59-1380437
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                                 Number)


                                3333 Lenox Avenue
                           Jacksonville, Florida 32254
               (Address of principal executive offices) (Zip Code)

                            ------------------------

                  EMPLOYEE STOCK PURCHASE PLAN OF BARNETT INC.
                   1996 OMNIBUS INCENTIVE PLAN OF BARNETT INC.
                1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full titles of the Plans)
                            ------------------------

                                 William R. Pray
                      President and Chief Executive Officer
                                3333 Lenox Avenue
                           Jacksonville, Florida 32254
                                 (904) 384-6530

                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Scott M. Zimmerman, Esq.
                           Shereff, Friedman, Hoffman
                                 & Goodman, LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 758-9500
                         CALCULATION OF REGISTRATION FEE

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--------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum       Proposed Maximum
 Title of Securities to be        Amount             Offering Price            Aggregate             Amount of
         Registered         to be Registered(1)         Per Share            Offering Price      Registration Fee
 -------------------------  -------------------     ----------------       -----------------     ----------------
Common Stock, par value
$0.01 per share                 496,500 shares          $14.00                 $6,951,000             $2,106
Common Stock, par value
$0.01 per share                   3,000 shares          $20.75                    $62,250                $19
Common Stock, par value
$0.01 per share                  18,500 shares          $24.25                   $448,625               $136
Common Stock, par value
$0.01 per share                  10,500 shares          $23.63                   $248,115                $75
Common Stock, par value
$0.01 per share                   3,000 shares          $27.25                    $81,750                $25
Common Stock, par value
$0.01 per share                   5,000 shares          $25.00                   $125,000                $38
Common Stock, par value
$0.01 per share                   3,000 shares          $24.75                    $74,250                $23
Common Stock, par value
$0.01 per share                   1,500 shares          $23.00                    $34,500                $10
Common Stock, par value
$0.01 per share                 250,000 shares          $21.00                 $5,250,000             $1,591
Common Stock, par value
$0.01 per share               1,109,000 shares          $20.63(2)             $22,878,670             $6,933
                              ----------------          ======                ===========            -------
Total                         1,900,000 shares            --                  $36,154,160            $10,956

------------------------------------------------ --------------------------------------------------------------------
(1)  Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), on the basis of the average of the high and low prices of the Registrant's Common Stock as quoted on The Nasdaq
     National Market on March 10, 1997.

                                   PART II

                           INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          The following documents, which have been filed by Barnett Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

          (c) The Registrant's Proxy Statement for Annual Meeting of Stockholders held on December 4, 1996.

          (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996.

          (e) The Registrant's Current Report on Form 8-K dated February 27,
1997.

          (f) The description of the Registrant's Common Stock, par value $0.01 per share, which is contained in Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Prospectus from the date of filing hereof.

Item 4.   Description of Securities.
          --------------------------

          Not applicable.

Item 5.   Interest of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

          The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Amended and Restated

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



Certificate of Incorporation of the Registrant. Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in any such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority of the directors who were not parties to the action, suit or proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or by the stockholders. The statute authorizes the corporation to pay expenses (including attorneys' fees) incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board may determine. The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

          The Certificate of Incorporation of the Registrant (the "Certificate") provides that directors, officers and others shall be indemnified to the fullest extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended), against any and all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. The Certificate further provides that, to the extent permitted by law, expenses so incurred by any such person in defending any such proceeding shall, at his request, be paid by the Registrant in advance of the final disposition of such action or proceeding.

          The Certificate provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right

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



which any person may have or acquire under any law, statute, provision of the Certificate, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          The Registrant maintains directors and officers liability and company reimbursement insurance which, among other things (i) provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers in their capacity as such and (ii) provides for payment on behalf of the Registrant against such loss but only when the Registrant shall be required or permitted to indemnify directors or officers for such loss pursuant to statutory or common law or pursuant to duly effective certificate of incorporation or by-law provisions.

Item 7.   Exemption from Registration Claimed.
          ------------------------------------

          Not applicable.

Item 8.   Exhibits
          --------

          The following exhibits are filed as part of this registration statement:

          4.1 Employee Stock Purchase Plan of Barnett Inc. (Exhibit 10.9 to Barnett Inc.'s Registration on Form S-1, Registration Number 333-829, incorporated by reference herein).

          4.2 1996 Omnibus Incentive Plan of Barnett Inc. (Exhibit 10.8 to Barnett Inc.'s Registration on Form S-1, Registration Number 333-829, incorporated by reference herein).

          4.3 1996 Stock Option Plan for Non-Employee Directors of Barnett Inc. (Exhibit 10.11 to Barnett Inc.'s Registration Statement on Form S-1, Registration Number 333-22453, incorporated herein by reference).

          5.1       Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

          23.1      Consent of Arthur Andersen LLP.

          23.2 Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in Exhibit 5.1).

          24 Power of Attorney (included in signature page to this registration statement).

Item 9.   Undertakings.
          -------------

(a)       The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales
                  are being made, a post-effective amendment to this registration statement:


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



                              (i)       To include any prospectus required by
                                        Section 10(a)(3) of the Securities Act
                                        of 1933;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 17th day of March, 1997.

                                  BARNETT INC.


                                  By:    /s/ William R. Pray
                                     ------------------------------------------
                                        William R. Pray
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints William R. Pray and Andrea M. Luiga and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

          Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


              Signature                                   Title                                    Date
              ---------                                   -----                                    ----

 /s/     William R. Pray                  President, Chief Executive Officer and
------------------------                  Director (Principal Executive Officer)              March 17, 1997
         William R. Pray

 /s/     Melvin Waxman                    Chairman of the Board of Directors and
------------------------                  Director                                            March 17, 1997
         Melvin Waxman

 /s/     Armond Waxman                    Vice-Chairman of the Board of
------------------------                  Directors and Director                              March 17, 1997
         Armond Waxman

 /s/     Andrea M. Luiga                  Vice President-Finance and Chief
------------------------                  Financial Officer (Principal Financial              March 17, 1997
         Andrea M. Luiga                  and Accounting Officer)

 /s/     Sheldon Adelman                  Director
------------------------                                                                      March 17, 1997
         Sheldon Adelman

 /s/     Morry Weiss                      Director
------------------------                                                                      March 17, 1997
         Morry Weiss

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

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                                                   BARNETT INC.

                                                     FORM S-8
                                              REGISTRATION STATEMENT

                                                   EXHIBIT INDEX
                                                   -------------
                                                                                SEQUENTIALLY
                                                                                    NUMBERED
EXHIBIT                                                                                 PAGE
-------                                                                                 ----

4.1       Employee Stock Purchase Plan of Barnett Inc. (Exhibit 10.9 to Barnett
          Inc.'s Registration on Form S-1, Registration Number 333-829, incorporated by reference herein).

4.2       1996 Omnibus Incentive Plan of Barnett Inc. (Exhibit 10.8 to Barnett
          Inc.'s Registration on Form S-1, Registration Number 333-829, incorporated by reference herein).

4.3       1996 Stock Option Plan for Non-Employee Directors of Barnett Inc.
          (Exhibit 10.11 to Barnett Inc.'s Registration Statement on Form S-1,
          Registration Number 333-22453, incorporated herein by reference).

5.1       Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in
          Exhibit 5.1).

24 Power of Attorney (included in signature page to this registration statement).



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